Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bryn Mawr Bank Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-144280, 333-143445, 333-119958, 333-76244, 333-57415, 033-61881, 333-168072, 333-182435, and 333-201642) on Forms S-8, registration statement (No. 333-163874 and 333-196916) on Form S-4, and registration statements (Nos. 333-177109, 333-180661, and 333-159588) on Form S-3 of Bryn Mawr Bank Corporation and subsidiaries (the “Corporation”) of our reports dated March 12, 2015, with respect to the consolidated balance sheets of the Corporation as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of the Corporation.

March 12, 2015

Philadelphia, Pennsylvania